EXHIBIT 99.1

Bylaw Amendment Effective November 9, 2012

Section 2.05. VICE CHAIRMAN OF THE BOARD. The Board of Directors may ~~shall~~ designate from its membership a Vice Chairman of the Board, who shall preside at all meetings of the stockholders and of the Board of Directors if the Chairman is not present (other than executive sessions of the Board when only non-management or independent members of the Board are present) as well as perform such functions and duties as may be prescribed by the Board of Directors or requested by the Chairman of the Board.